Exhibit 99.2

NEW RESIDENTIAL INVESTMENT CORP.  FQ4 2015 EARNINGS CALL FEB 24, 2016
Call Participants

EXECUTIVES

Mandy Cheuk

Michael Nierenberg
Chief Executive Officer, President and Director

Nicola Santoro
Chief Financial Officer and Treasurer

ANALYSTS

Bose T. George
Keefe, Bruyette, & Woods, Inc., Research Division

Douglas Harter
Crédit Suisse AG, Research Division

Frederick Thayer Small
Compass Point Research & Trading, LLC, Research Division

Jason Scott Deleeuw
Piper Jaffray Companies, Research Division

Jeremy Edward Campbell
Barclays PLC, Research Division

Jessica Sara Levi-Ribner
FBR Capital Markets & Co., Research Division

Kenneth Bruce
BofA Merrill Lynch, Research Division

Matthew Howlett
UBS Investment Bank, Research Division

Michael Robert Kaye
Citigroup Inc, Research Division

Trevor John Cranston
JMP Securities LLC, Research Division

Presentation

Operator

Good morning. My name is Erica, and I will be your conference operator today. At this time, I would like to welcome everyone to the New Residential Fourth Quarter and Full Year 2015 Earnings Call. [Operator Instructions] Thank you. Mandy Cheuk, Investor Relations, you may begin your conference.

Mandy Cheuk

Thank you, Erica, and good morning, everyone. I would like to welcome you today to New Residential's Fourth Quarter and Full Year 2015 Earnings Call. Joining me here today are Michael Nierenberg, our CEO; Nick Santoro, our CFO; and Jonathan Brown, our CAO.

Throughout the call, we're going to reference to the earnings supplement that was just posted to New Residential website this morning. If you have not done so already, I would suggest that you download it now.

Before I turn the call over to Michael, I would like to point out that certain statements made today will be forward-looking statements. These statements, by their nature, are uncertain and may differ materially from actual results. I encourage you to review the disclaimers in our press release and investor presentation regarding forward-looking statements and to review the risk factors contained in our annual and quarterly reports filed with the SEC.

And now I would like to turn the call over to Michael.

Michael Nierenberg
Chief Executive Officer, President and Director

Thanks, Mandy. Good morning, everyone. Thanks for joining us this morning. I'm going to review our fourth quarter results -- full-year results and then speak a bit as to how we are thinking about 2016 and the future. I'm really proud of our team and the results we have achieved as we strive to grow our company while producing sustainable dividend growth for our shareholders.

Last year was a terrific year, which saw us grow our investments and our core business lines. The acquisition of HLSS was transformative in many ways as we grew our MSR investments and servicing advance portfolio, acquired more call rights and acquired a new servicing partner in Ocwen. We also grew our Non-Agency investments where we own the associated call rights, and we are well on our way to being fully licensed in all 50 states.

From a financial perspective, earnings were terrific. Earnings growth is up by 22% year-over-year and dividend growth is up by 11% year-over-year. All in all, a very good 2015 for New Residential.

As we begin 2016 and, quite frankly, late in 2015, we saw a very different investing environment. Farm prices have rallied, equity prices have fallen and the instability we are seeing in the market is creating opportunities we have not seen in years. While saying that, we are maintaining a cautious stance, having plenty of cash and liquidity. I do believe we will have good opportunities to grow our company prudently in our core asset groups as well as take advantage of opportunistic investments, which should come our way in 2016.

I will now refer to the supplement, which has been posted online. Please flip to Page 2.

In trying to simplify our company, we focus on 3 core asset groups, which are Excess MSRs, servicer advances and Non-Agency securities with the associated call rights. We currently have a $2.5 billion market value, we trade at roughly a 16% to 17% dividend yield and we've paid out $699 million of dividends since 2013 and, on a year-on-year basis have grown core earnings and our dividends.

Our financial performance has been very strong. For the fourth quarter, our core earnings are $120 million or $0.52 per diluted share. Our dividend is $0.46 or $106 million. Our GAAP earnings for the quarter are $103 million or $0.45 per diluted share.

For the full year, we had core earnings of $389 million versus $219 million in 2014 or $1.92 per diluted share versus $1.57 per diluted share in 2014. Dividends paid, $355 million or $1.75 per diluted share versus $218 million or $1.58 per diluted share.

Our GAAP earnings in 2015, $269 million or $1.32 per diluted share versus $353 million or $2.53 per diluted share, and we will get into that a little bit later.

On Page 4, 2015 was a transformative year. We purchased HLSS for $1.4 billion; we acquired more call rights to more Non-Agency deals; we called 53 different mortgage deals and issued associated securitizations with those deals; and to date, we're licensed in 38 states and should be licensed in the remaining states by the end of Q1 or early Q2; and again, we announced record earnings and dividends for the company.

If you'd flip to Page 5. New Residential today, on the right side, we have capital invested of $1.8 million in Excess MSRs or $1.6 million net of $200 million of debt. Our servicer advance investment is $365 million. We have Non-Agency -- we have investments in Non-Agency securities with the associated call rights of $447 million. We have investments in residential mortgage loans of $200 million. And as of 12/31, we had $250 million of cash on our balance sheet.

As we look back in Q4 and all of last year, Q4, when we thought the markets were turning a bit, our capital deployment in the quarter was fairly muted. I think that the net amount of capital that we invested in Q4 was something around $200 million to $250 million, and some of that was associated with previously committed MSR investments that we had made earlier in the year.

On our servicer advance business, we significantly improved our advance rates, we extended maturities and we've lowered cost of funds. We issued term notes in the market for Ocwen in November of 2015. We established new facilities in December for Ocwen. We increased an existing Ocwen servicer advance facility from $400 million to $1 billion in November. And finally, we repaid $2.5 billion of HSART term notes at par, and we created additional liquidity of $200 million as a result of that. And if you recall, that happened as a result of Ocwen's master servicer rating getting downgraded.

On the Non-Agency side of our business, we continued to execute on our call right strategy. In the quarter, we executed clean-up call rights in 28 seasoned Non-Agency deals totaling $654 million; we completed a $510 million loan securitization in November; and subsequent to year-end, we initiated execution of call rights in another 14 seasoned Non-Agency deals of $200 million.

In Excess MSRs, as I pointed out earlier, we funded $123 million of previously announced commitments related to $19 billion of legacy MSRs during the quarter.

Now I want to spend a little bit of time talking about our portfolio and spend probably a little bit of extra time on our Excess MSR portfolio. So if you'd flip to Page 8.

Our Excess MSR investments really make us different than others. We own excess on $400 billion of legacy credit-impaired servicing. As you can see by our portfolio, we have very seasoned MSRs, on average 109 months. The borrowers that are associated with these mortgage loans have seen the lows in rates many times. More than 50% of our MSRs are non-agencies, which tend to have lower prepayments and the cash flows are very sticky. We have lower loan balances, higher LTVs and lower FICO scores than the industry. Again, this provides us with very stable, sticky cash flows, which, over time, as delinquencies clean up, particularly on our Non-Agency portfolio, will give us more cash flow. You simply can't recreate this portfolio.

On Page 9, I'd like to take you through a little bit on our prepayments, again why we're different. And you could see on the right side of the page we picked a point, we went back and looked the last time that mortgage rates were at current rates just to see what happened with prepayments, and I'll talk a little bit to that.

What you can see is our portfolio prepays slower than the industry average. Over the past 12 months, NRZ's prepayment speeds have been 6 CPR or 33% slower than the industry average. And when you incorporate recapture, we are 7 CPR's slower or 39% slower than the industry average. The last time mortgage rates, where we had a mortgage rate of approximately 3.65%, if you take a look to March of 2015, the actual prepayment speeds we saw in our portfolio were 15.6% gross or 13.2% net with recapture. Our current estimates today with the same mortgage rate would be 13.5% gross or 11.5% net. As you can see, the last time that we saw rates at these levels, the prepayments -- we believe the prepayments would be very comparable, but the difference in our portfolio today as a result of the HLSS acquisition is we acquired $140 billion of private label mortgage servicing, which, again, prepays slower and is much stickier than regular agency servicing.

The last point I want to make on this is working with our servicing partners, Nationstar and Ocwen, the recapture provisions we have in place with both servicers are very, very important and should protect us to the extent that mortgage rates continue to rally more.

To give you rough metrics, our recapture rates on our Fannie, Freddie portfolios have averaged roughly in the upper 20s to low 30s; on our Ginnie Mae portfolio, approximately 25%; and on our private label portfolio, approximately 13%.

If you now flip to Page 10. On our servicer advance portfolio, NRZ receives a portion of the MSRs as compensation for the advances that we provide to our servicer partners. The outstanding advance balance today of $7.6 billion is funded with $7.1 billion of debt. That's roughly a 91% advance rate or LTV, and our weighted average interest rate is 2.6%. Our life-to-date return in the portfolio has been 26%.

The returns have been terrific. And as we go through the -- when we go through Q&A, you'll notice that the amount of capital we have deployed has gone down as we've improved our financing terms with our bank partners as well as with the market and our servicing partners were to decrease advance balances. This number will also decrease over time as delinquencies come down and we figure a -- figure out better ways to clean up the legacy mortgage market.

On Page 11, our Non-Agency business with call rights is a huge part of our future. While we have been successful calling deals, our vision to clean up the legacy mortgage market with other industry participants is something I feel can happen. We are moving along. And while it is a long, hard process, I'm very optimistic. Should we be able to accelerate time lines, this would be great for everyone, from servicers to bondholders and trustees.

And again, on the bottom of this page, you'll see this -- a transaction we did in the fourth quarter, which is a representative transaction. And essentially, this shows an approximate profit of 2 points on a $500 million deal that we issued in November.

Page 12 talks to how we could accelerate time lines. And if you look at the bottom of the page, on the left side, currently the callable balance is $29 billion. Now what that represents is that -- the legacy mortgage market where we own deals that can be called that have reached a factor date of approximately 0.1%, which is usually the trigger for call rights.

As I pointed out earlier, it is very important for us to try to figure out a way to clean up the legacy mortgage market and accelerate these time lines. And that's not -- and in, again, working with our servicer partners, bondholders and the industry, I think it's something that we can do.

If you flip to Page 14, we talked a little bit about the start to 2016. We have some metrics on the bottom of the page that shows yields on treasuries, Non-Agency mortgage bonds, the high-yield market, the investment-grade market and other different indices. And one thing I do want to point out in the mortgage market, if you look at Non-Agency spreads from 12/31 of 2014 to today, they've widened approximately 50 basis points. If you look at the high-yield spread from 2014 to today, they've widened approximately 200 basis points. So what we're seeing overall in the mortgage market is very, very good performance, particularly in the Non-Agency space.

On the Agency space, we've seen mortgage -- Fannie Mae mortgages widened by about 15 basis points, again very good performance in light of the volatility that we're seeing in the market.

On Page 15, market volatility should create some great investment opportunities for us. We will be more prudent today than ever before with our cash on our balance sheet and the liquidity that we're able to access in the marketplace. While saying that, our core focus continues to be around our 3 core asset groups, which are Excess MSRs, Non-Agency securities and call rights and servicer advances. And we do think in those 3 asset classes, plus in loans to the extent that they do cheapen up quite a bit, we think we'll be able to deploy a fair amount of capital throughout the year and create great returns for our shareholders.

On Page 16, what we wanted to do is just give you a snapshot of our funding business. And as we think about the funding markets, what I would say is that one, we have approximately $2.6 billion of additional funding capacity around our securities portfolio; we have about $1.5 billion to $2 billion of additional capacity on our advance funding business; and in general, I think the funding markets today are open to us and others; and the other thing that I do want to point out is in light of the news around the Federal Home Loan Bank, I mentioned on prior calls that we were applying to become a member of the Home Loan Bank. We have never had any financing with the Home Loan Bank. And at this point, it doesn't look like we ever will.

Page 17, we talk a little bit about our portfolio, why we're positioned, why we think we're positioned well for all types of interest rates.

On the Excess MSRs, should interest rates rise, we are one of the few fixed-income asset classes that will rise if interest rate rises. If interest rates fall, which they have fallen, we have recapture agreements, which should protect our portfolio as well as the legacy nature of our portfolio.

On servicer advances, we're protected for higher cost of financing in the agreements with our servicing partners. And should rates remain low, the financing costs should decline in a lower interest rate environment.

And on our Non-Agency securities portfolio with call rights, roughly 98% of the portfolio is floating rate. So should rates rise, we'll get higher coupons. And if rates remain at these levels or continue to decline, it'll just make the value of our collateral worth more money as we do securitizations.

Page 18 is just a slide on our licensing procedure as we want to be licensed in all 50 states. The desire there is just to give us more flexibility around our business, to open up more doors with different servicing partners and to be able to continue to grow our Excess MSR portfolio.

Finally on Page 19, 2015 in review. We achieved record core earnings of $0.52 per diluted share in the fourth quarter, we did announce a $200 million share repurchase program, we repaid $2.5 billion of term notes and we created extra liquidity around our financing by doing additional financing.

We acquired HLSS for $1.4 billion. Away from HLSS, we deployed $600 million across our core business segments.

And from a dividend perspective, our dividend on a year-over-year basis is up approximately 11%.

Today, we're positioned for all -- different interest rate cycles. Again, we pointed out that we expect to be able -- licensed in all 50 states. We have up to $1 billion of liquidity that we could access via our own portfolio. And again, our continued focus will be around our call rights.

With that, I'll turn it back to the operator and we can open it up for questions.

Question and Answer

Operator

[Operator Instructions] Your first question comes of the line of Bose George from KBW.

Bose T. George
Keefe, Bruyette, & Woods, Inc., Research Division

Actually, the first question is just about cash. Did you guys have excess cash that was like $250 million at the end of the quarter? How should we kind of think about what that number should be normalized?

Michael Nierenberg
Chief Executive Officer, President and Director

At the end of the quarter, as stated from 12/31, we had $250 million of cash. We made a dividend payment of a little over $100 million at the end of January. We have free cash flow from our business of approximately -- I think it's roughly $40 million per quarter. So -- and we haven't really deployed a lot of cash flows in new investments as we're a little bit concerned, obviously, about spreads in the marketplace. While saying that, I think a big part to focus on is our ability to access liquidity in the markets via our own portfolio. So we have cash today. We are able to access cash via our own portfolio. We had $250 million at the end of fiscal 2015. And we have free cash flow of approximately $40 million per quarter.

Bose T. George
Keefe, Bruyette, & Woods, Inc., Research Division

Okay, great, that's helpful. And then actually, just in terms of other investment opportunities, can you talk about what you're seeing that's interesting out there, assuming that there's no MSR deals anytime near -- real soon?

Michael Nierenberg
Chief Executive Officer, President and Director

I -- We're looking at all the markets. Again, nervous -- for those of us that have done this for a long time, we've seen volatility in the markets. We're in a point in time that I think the volatility we're seeing in spreads is higher than what we've seen in quite some time. I do think our focus will continue to be around our core business. For example, in the past few days, with the equity markets stabilized for 24 hours, we bought some Non-Agency securities. We're able to get, on a levered basis, about a 17% return. And keep in mind we have the call rights. So to the extent that we're able to accelerate some of the call rights, the returns on that will be terrific. You've seen the CMBS markets collapse. We have not invested any capital in CMBS. I'm using that as a reference point. You've seen the CLO market collapse. Again, I'm using that as a reference point. In my earlier comments, I pointed out how the high-yield market is at least 200 basis points higher in spread overall. So it's one of these things, Non-Agency securities, we'll continue to focus on. They are extremely well bid. They probably haven't widened, quite frankly, enough relative to, I think, the rest of the world. We're seeing a lot of sellers of loans. The loan market continues to trade extremely well. But we'll continue to focus on bonds, MSRs and then the servicer advance stuff, which we can -- where we think we have a good edge and we earn a terrific return. So it's going to be more -- probably more of the same. We're just going to be prudent about how we deploy capital in these markets.

Bose T. George
Keefe, Bruyette, & Woods, Inc., Research Division

Okay, great. And then actually just one more. Could you -- any color you can give on the type of agreements that could accelerate the clean-up call  opportunities?

Michael Nierenberg
Chief Executive Officer, President and Director

I think on that is -- in the mortgage market, all of these are governed by pooling of servicing agreements. So it's going to take a large effort not only by, quite frankly, NRZ, but we're going to need other industry participants to go along with us. That's going to include servicers, that's going to include trustees, that's going to include other bondholders and likely some governmental support. And we've had discussions, and it's something that we are absolutely committed to doing because I think it would help everybody. And again, I'm hopeful that we could bring the industry together to get this done, and I think all the constituents that I mentioned have a vested interest to making this happen. So it's not something that's going to happen in 30 days, but it's something that I think could truly happen.

Operator

Your next question comes from the line of Jessica Ribner from FBR Capital Markets.

Jessica Sara Levi-Ribner
FBR Capital Markets & Co., Research Division

Just a couple of questions. I know that you didn't give an exact breakout of the economics behind the securitization this quarter. But does the 2 to 3 points still stand even in current market conditions?

Michael Nierenberg
Chief Executive Officer, President and Director

It's hard to tell. I wouldn't go -- as we look forward on that, I don't think any of us here would tell you that you should run all this stuff at 2 to 3 points. I think it is going to be conditioned on the market. The one thing I would tell is you got the 10-year notes this morning 168 or 170, where it is right now. The mortgage market has hung in there particularly well. But while saying that, we strive to make as much money as we possibly can on these call deals. That deal that we illustrated is approximately a 2-plus-point kind of arbitrage for us. And it's going to depend on market conditions. We intend -- we hope to issue a new securitization either at the end of March or probably at the latest in April, and that deal will be something around $400 million to $500 million. But again, it's -- we can't tell you exactly what those numbers will be, but we think those are -- based on past performance, those are the approximate metrics.

Jessica Sara Levi-Ribner
FBR Capital Markets & Co., Research Division

And then can you give us an update on your buybacks and how you think about maybe increasing the dividend versus given your high run rate of earnings, it looks like, versus executing on your buyback plan?

Michael Nierenberg
Chief Executive Officer, President and Director

As at least for the buyback, I think we have the buyback in place. It's something that we've put in place that we think -- the way I would think about it, it's almost like insurance for our shareholders in a lot of ways. It's still our intent to grow the company via longer -- with dividends that we think are going to be sustainable for the long haul. And that's probably how I think about it. If our stock trades poorly, which, quite frankly, in these markets can happen, and we think we're trading at a substantial discount to book, I think we will look to execute around the buyback. And that's kind of how we think about it. As far as our higher run rate and dividend, one thing I want to say is that we are committed to doing all we can to maintain dividends and growing dividends. But in this market, I think it's more prudent for us to not rush to spend every dollar we have or tap into every dollar of liquidity that we could possibly access just because the markets are so unstable. When you look at our peers overall in the sectors that we traffic in, everybody trades at a pretty substantial discount to book and you never know, from an opportunistic standpoint, what's going to come our way. So having more liquidity now rather than just rushing to  grow dividends, I think, is a much more prudent stance in today's market than what we've -- the way that we probably would have operated the company in the past.

Operator

Your next question comes from the line of Doug Harter from Crédit Suisse.

Douglas Harter
Crédit Suisse AG, Research Division

As you look at the servicing advances, you've obviously been able to improve the financing quite a bit and pull capital out. Would you say that you've kind of achieved everything you can there? Or is there any more room to go?

Michael Nierenberg
Chief Executive Officer, President and Director

I think there's probably more room. Keep in mind the amount of capital currently is $300-odd million. The way that will grow is if financing terms get worse, if advance balances go up, or if we require new portfolios with PLS. Those are really the 3 triggers. I think the -- on the Ocwen side, I do think there's room to go to see advance balances decrease. And keep in mind we have about $130 billion to $140 billion of private label servicing with Ocwen. So hopefully, we could work together. And that can happen and that will be beneficial for both parties. So that's kind of how I would think about it. The big thing, and I think I pointed this out earlier, for all of us and the market, and it's not just specific to NRZ, is how do we clean up the legacy mortgage market. And going back over the course of the past -- in 2015, we have spent some money with outside legal counsel, have had conversations with a number of different folks, whether it be peers on the bond side and/or our mortgage servicing partners. If we could clean it up, keep in mind the likelihood is that the servicer advance investment will go away or will accelerate. So your returns will look terrific, but it's something that you'll -- that will go way over time. So that's kind of really what we're focused on.

Douglas Harter
Crédit Suisse AG, Research Division

Great. And then can you talk a little bit about the returns you saw on the NPL side as you grew that investment this quarter?

Michael Nierenberg
Chief Executive Officer, President and Director

Yes. I think we did one transaction with Fannie Mae. Our equity deployed on that transaction was $57 million. So not a ton. One of the portfolios was purchased, I believe, at about $0.56 -- $0.55 to $0.56, I believe, and the other was in the low 70s. It was something that was more -- we think the returns on that portfolio will be between 15% and 25%. But I would say overall, our growth in our loan business will be more centered around our call business than it will for us to be going out and buying large portfolios and nonperforming loans, again unless there -- unless they get much cheaper, which I don't really see that happening based on the amount of bidders that are in the marketplace. So it's a small investment that was made. We think it was a little bit more opportunistic in nature, but I don't intend for us to deploy a ton of money in the nonperforming loan space at this time.

Douglas Harter
Crédit Suisse AG, Research Division

Got it. So your -- there's -- so most of the growth there is from the call deals?

Michael Nierenberg
Chief Executive Officer, President and Director

Yes, our loan business will be, for the most part, around our call deals. To give you a sense, over the course of the past 3 weeks, we've probably seen $3 billion to $5 billion of loans that have come to market that have traded. And quite frankly, we haven't participated in any of those.

Douglas Harter
Crédit Suisse AG, Research Division

Got it. Are the loans -- are the prices on those holding up? Or they've seen weakness?

Michael Nierenberg
Chief Executive Officer, President and Director

It -- the mortgage market itself, Doug, trades remarkably well, quite frankly, and despite all the volatility that we're seeing. On the bond side, as I pointed out, we deployed a little bit of capital over the course of the last week, probably to the extent $30 million to $50 million of equity in bonds where we own associated call rights, where we think we'll have significant upside. But that's -- and things are trading in the mortgage market particularly well relative to the other markets out there.

Operator

Your next question comes from the line of Jeremy Campbell from Barclays.

Jeremy Edward Campbell
Barclays PLC, Research Division

I just wanted to clarify something on your answer to Bose's question. You said that free cash flow was $40 million per quarter, but you paid $100 million in dividends. Is that supposed to be $40 million of free cash flow per month or $40 million in excess of earnings?

Michael Nierenberg
Chief Executive Officer, President and Director

It's in excess of our dividend.

Jeremy Edward Campbell
Barclays PLC, Research Division

Okay, got it. I just wanted to clarify that one. And then I know the approvals process for Fannie, Freddie and Ginnie can be a little bit tricky, and you guys think you're going to have all states locked down by the early 2Q at the latest here. But do you have a rough idea about the timing for MSR licensure with the agencies?

Michael Nierenberg
Chief Executive Officer, President and Director

We've engaged all of them. We're currently -- we're working on them. Certain agencies will take longer than others. But overall, we think it's going to be -- it's a 2016 event. And keep in mind, like, if you do a -- if we acquire a pool of MSRs with another servicing partner, the transfer dates typically take some time. So by the time -- if we agree on a large portfolio of MSRs, by the time that we agree to fund that, we feel that we're going to be licensed with everybody.

Jeremy Edward Campbell
Barclays PLC, Research Division

Got it.

Michael Nierenberg
Chief Executive Officer, President and Director

It's probably more of a mid-2016-ish event. And again, we can't guarantee timing as we work with the different agencies.

Operator

Your next question comes from the line of Trevor Cranston from JMP Securities.

Trevor John Cranston
JMP Securities LLC, Research Division

Most of my questions have been asked. But I think on the conference call last quarter, you talked a little bit about potentially having some ability to deploy new capital in servicer advances. Can you give us an update on any opportunities you're seeing specifically in that market currently?

Michael Nierenberg
Chief Executive Officer, President and Director

You know what? In the quarter, we -- last quarter, we bought -- we invested some capital in some servicer advance AAA bonds. On the debt side, with leverage, that yielded something around 15% to 17%. Currently, there are no term deals that are issued in the market. As I pointed out a few minutes ago, our growth in our servicer advance portfolio will occur again 3 ways or 4 ways if you include our ability to purchase debt in the marketplace on rated transactions. One is if advance balances grow; two, if we acquire new portfolios of PLS; or three is if advance rates change, we'll have to fund more debt; and then finally is -- the last part would be is if we acquire more assets via bonds. But those are really the only ways to grow. I would say over the long term, we'd like to see advance balances for the overall market and not just for NRZ go to 0. There's a lot of talk on mortgage 3.0, where new securitizations issued will be in a way where the servicer is not obligated to advance on the underlying mortgage trusts. So we'll see what happens. But I think it's something -- if we grow our portfolio, you'll see that happen. And I gave you the other kind of ways that it could grow.

Operator

Your next question comes from the line of Jason Deleeuw from Piper Jaffray.

Jason Scott Deleeuw
Piper Jaffray Companies, Research Division

Just wondering what the ROE profile is of the new investment opportunities that you're seeing. And then can you kind of help us think about the timing of when you guys would deploy capital into some of these opportunities you're seeing? Do you think it's going to be more opportunistic? How do you think about that in the context of the volatility that we're seeing and potentially could see in the markets going forward? So I just want to get your thoughts on that.

Michael Nierenberg
Chief Executive Officer, President and Director

I think that unless the markets get real cheap or we get really stable, we're not in any rush to deploy capital. And that's what I would tell you. Our current dividend yield, which is 16% to 17%, and while it's disappointing to us, it's the market today and, unfortunately, there's not a lot that we could do to influence that other than to keep doing what we are supposed to be doing. I don't know that there was a ton of things that are cheap enough in our core asset groups for us to deploy capital today. Sitting on capital and thinking about it from an opportunistic standpoint centered around our core asset groups, which, again, are -- it's really going to be more on the MSR side and on the bond side. I think it's more prudent than going out and, say, buying an asset today at a 12 or 13 today. We have our stock buyback in place. And to the extent that we needed to use that, we would. But overall, again, no rush to deploy capital. I did say stuff could get a little bit cheaper here. And if we're wrong and the equity markets stabilize and oil stabilize this year at $29 or $30 or rallies a little bit more, then we'll go -- then we'll make sure that we deploy capital. But here, it's capital preservation, make sure our funding is in great shape and we feel very good about both of those. And I think that's the way that we're going to approach the business today.

Jason Scott Deleeuw
Piper Jaffray Companies, Research Division

And then the funding sources for new investment opportunities, do you think the MSRs with no leverage against them, do you still see those as the funding source -- other funding sources that you're thinking about?

Michael Nierenberg
Chief Executive Officer, President and Director

Absolutely. I mean, I think if something came our way -- keep in mind when we acquired HLSS last year, we ended up -- the way that we paid for that was we ended up selling Non-Agency securities. We sold a lot portfolio of our -- or loans that we had on balance sheet at that point to pay for that acquisition. And then subsequent to that, we did some equity. Today, we have the same kind of flexibility, I think, on our balance sheet. And to the -- and we'd point out that we have roughly $1 billion of liquidity. That will occur via our MSRs as well as to the extent that we needed to shed some assets in the event that there was a large opportunistic investment that came our way. So I -- that's the way we're thinking about it.

Jason Scott Deleeuw
Piper Jaffray Companies, Research Division

And then the pace of call rights securitizations during the year, it sounds like we could get one kind of end of the first quarter, beginning of the second quarter. How are you thinking about the balance of the year in terms of future securitizations on the call rights?

Michael Nierenberg
Chief Executive Officer, President and Director

You know what? I know we talk about this on every call. It's our goal to accelerate it as much as possible. The amount of callable deals at a 10% clean-up are $29 billion today. That's the real -- and we'll continue to do calls as quick as possible. As you get to later 2016 and '17 and delinquencies clean up and advance balances come down, that pace of call or -- will get accelerated. But the big upside here for all of our shareholders is to kind of fix the legacy mortgage market, and that will really help us. I mean, you get a vision [ph] one day where I know it's out there, but you take the deals where we have $200 billion of -- where we have call rights in $200 billion of legacy -- on the legacy mortgage deals. Call those, reissue all the securitizations. It will be fantastic for the entire mortgage world and, again, not specific to NRZ. So that's really the goal at this point. But you'll continue to see the pace of calls accelerate over time. It's just one of those things. Advance balances need to come down and delinquencies need to come down based on the current state of how we call deals today.

Operator

Your next question comes from the line of Michael Kaye from Citigroup.

Michael Robert Kaye
Citigroup Inc, Research Division

Rates had been so volatile starting out this year. Is there any sensitivity you can give us for us to get a sense of what book value probably declined so far in Q1?

Michael Nierenberg
Chief Executive Officer, President and Director

The way I would -- first of all, on our MSR portfolio, we put in that slide, I think it was on Page 12 or something, but just the way that we're seeing speeds -- and again, we gave you the comparison to March of 2015 when that was the last time mortgage rates were roughly 3.65%, I think we feel pretty good about our portfolio. We're not seeing a huge pickup in speeds currently. There's a couple of reasons. One is, you're in the wintertime, right? So you have the seasonality effect. But the other point, Michael, is that the average seasoning of our portfolio is 109 months. When you look at our LTVs, our LTVs are much higher than the industry. Our loan balances are much lower than the industry. The borrowers -- the underlying borrowers in these mortgages have seen the lows in rates many times. So I think -- listen, I'm -- we're always nervous, right? And we should be because that's what we should be doing. But while saying that, Nationstar, they have a renewed effort around their recapture percentages. Their Fannie, Freddie stuff hopefully will creep into the 30s. The Ginnie stuff is 25%. The Non-Agency stuff is 13%. So I think all in all, that's good. The other thing to point out is when you look at our $400 billion of MSRs, roughly 2/3 of the market value is in private label servicing, which, again, has more delinquencies, it's much stickier. And I think that we should be fine. I really do. We do have some sensitivity as we look at our portfolio in the world and how we think about things. And just to give you a sense, if recapture rates go up by 2%, the value of our portfolio would go up by 1.2%. If prepayments are up by 1 CPR, the value goes down by roughly 2.8. If delinquencies go down by 1 CPR  for -- 1%, for example, the value of our portfolio goes up by 2.7%. So there's a lot of numbers here. But I guess the bigger point is we've seen these rates before. Our portfolio is different. That's why we love it. We didn't deploy a lot of capital in -- last year in the MSR business for the reasons that I think we all know. We didn't find the investment as attractive, yields were lower and a lot of the stuff we saw was new production. So we feel very good about that. To give you an estimate on book value now, I just don't think we can do at this point.

Michael Robert Kaye
Citigroup Inc, Research Division

Okay, fair enough. Just again on kind of over funding needs this year, is anything material that needs to get financed or is expiring or needs for financing in the near term you might need to come to the capital markets for?

Michael Nierenberg
Chief Executive Officer, President and Director

No. We have 2 servicer advance facilities that will mature. One is in April, where the paperwork is already in place, and that's already being extended. There's another one is August. And that's really it. Our traditional course of business, I had pointed out earlier, we have excess liquidity in our -- the funding of our securities portfolio of at least $2.6 billion. Quite frankly, if we needed more, we can get more on our advance financing. There's more and more partners that are coming online. I was in Europe a week ago. I met with a number of insurance companies who have expressed interest in financing advances. So we feel very good about our business, where we are from a capital perspective and our ability to fund future investments off our portfolio.

Michael Robert Kaye
Citigroup Inc, Research Division

Is there any plans to issue any corporate debt? I saw Moody's put out -- issued you a ratings recently. I was wondering if there's anything to it.

Michael Nierenberg
Chief Executive Officer, President and Director

Yes. That is linked to a potential financing around our MSRs. At this point, we're not doing to issue any corporate debt or term debt. Again, we will likely do some financing around our MSR business to access additional liquidity.

Michael Robert Kaye
Citigroup Inc, Research Division

Okay. And then one last thing. I wasn't sure if you mentioned. Did you say or disclose how much share repurchases you did so far this year?

Michael Nierenberg
Chief Executive Officer, President and Director

We didn't. And to date, we haven't purchased any. I mean, our stock is trading okay on a relative basis compared to the past. And unless we get to a substantial -- and I'm hoping we don't, but if we trade at a substantial trade discount to book, then we'll deploy capital and do our share repurchase. But at this time, if we find investments that are great for shareholders and will help us maintain and grow our dividend over the long haul, I think that's the way that we're thinking about the company.

Operator

Your next question comes from the line of Matthew Howlett from UBS.

Matthew Howlett
UBS Investment Bank, Research Division

It seems like I always get on and ask, well, why the company isn't getting paid for the cash flow that's being thrown off from the servicing book. And just getting -- maybe you could just address what we think it could be related to was, sort of ties with Nationstar and Ocwen. I know those probably some kind of regulatory scrutiny and other things. Well, maybe can you tell us a little bit about your counterparties and then your plan when you get licensing to possibly diversify that? You said you could even lower some of the servicing expenses. So do you think that, I think, ultimately will help the market value of the cash flows at a more appropriate level?

Michael Nierenberg
Chief Executive Officer, President and Director

I think if you take a -- Matt, if you take a step and look back at the mortgage servicing partners we have, we have relationships with 2 of the largest mortgage servicers in the market that are non-bank servicers. We're very comfortable with both. We think both do a good job. Clearly, the mortgage servicing business and, quite frankly, all financial services has been under extreme scrutiny from the -- from a regulatory perspective. And quite frankly, we would anticipate that to continue for some time. I just think that's the nature of where we are in life. We are very close to Ocwen. We are very close to Nationstar. We feel good about both counterparties. So there's no desire to move anything away from either one of them. I think it's -- the desire, quite frankly, would be to work closer. If you think about the broader mortgage servicing market, there's just not that many mortgage servicers out there that are non-bank servicers because it's a very, very hard business. And we think the 2 that we work with, they do a very good job at it. So I think it's more of the same. There's not -- there is nothing, I think, on their part or our part that would change at this time.

Matthew Howlett
UBS Investment Bank, Research Division

Does the diversification, well, you think, help sentiment if you could have licenses and possibly have diversification where you could shift servicing around and have more partners? Do you think that will -- would help? Or does the -- do these non-banks start reporting better earnings and have the regulatory shift? And what do you think it takes to change the way the market is treating the value of your servicing? As you point out, it's defensive and they're burned-out borrowers or defensive and the recapture in place. What do you think it takes to start valuing those cash flows more at a level that was commensurate with, quite frankly, HLSS, a company that you bought last year?

Michael Nierenberg
Chief Executive Officer, President and Director

I think that -- look at the bigger picture. The financial services sector overall trades at a significant discount when you look at a lot of these, whether -- you look at the money center banks. You take a look at some of those folks. They're trading at 70% of book. You look at the mortgage REIT industry. They're trading at 70% above or 80% above. Overall, I think you need a big shift in how people value financial services or look at the financial services sector for us to have a dramatic change in how people are going to value us. It's hard, and I know we want to trade at a 10% dividend yield, of course we do, or an 8% or whatever that number ends up being. It just -- it's not something that we can control. The only thing we can control was capital deployment, how we try to make money for shareholders and grow our dividends. And if -- and hopefully, over time, if the market stabilized and when they stabilize, we'll get paid for what we're doing in speeds. And that will help see our dividend yields drop. And I think that's the only way it's going to happen right now. I don't think it's specific to Ocwen or Nationstar or any other servicing partner. And one last point on obtaining licenses. It's not to -- the intent is not just to say okay, we're going to move servicing away from our servicing partners. It's going to give us a lot more flexibility to acquire large pools of MSRs. They may be from another seller where one of our servicing partners doesn't want to co-invest with us. That's kind of the way that we're thinking about that world as well as to protect our shareholders, they just give us more flexibility as a company.

Matthew Howlett
UBS Investment Bank, Research Division

Well, it could also be viewed almost [ph] as a backup servicer just in case there was any type of disruption in -- with any of the -- your partners?

Michael Nierenberg
Chief Executive Officer, President and Director

That's right.

Matthew Howlett
UBS Investment Bank, Research Division

And then just last one on the initiative at Nationstar, which is the bigger of your partners, with the recapture. Can we start to see that impact this year? That's in the near term? Or do you think that's longer term out? Sort of what's going on over there?

Michael Nierenberg
Chief Executive Officer, President and Director

I think they are going -- mortgage rates are 3.65%, right? We pointed out that 2/3 of our capital is deployed in private label mortgage servicing. So as you think about it, that -- again, that's going to be more sticky. You're going to see less prepayments because typically, those have higher advances associated with them and delinquency profile is much greater than those on the agency side. So I think overall, it's going to be more of the same as we go forward.

Operator

Your next question comes from the line of Fred Small from Compass Point.

Frederick Thayer Small
Compass Point Research & Trading, LLC, Research Division

A quick question on the change in the fair value of servicer advances during the quarter. Just was that a big number? What exactly drove that?

Nicola Santoro
Chief Financial Officer and Treasurer

The -- we increased -- now this is Nick, by the way. We increased our discount rate on the servicer advances, which drove the mark that you're referencing.

Frederick Thayer Small
Compass Point Research & Trading, LLC, Research Division

Okay. And where did you increase it? From what to what? And sort of what's been the historical volatility on the discount rate there? Is there -- was it something specific that drove the discount rate increase? Or is it in general related to all other market factors, interest rates, et cetera?

Michael Nierenberg
Chief Executive Officer, President and Director

Benchmark rates were higher, and the discount rate went from 5.5% to 5.6%. There -- when you think about that, the amount of advances that we finance are enormous, right? So any small change is going to affect the so-called valuation of a particular asset. And that's -- so you go 5.5% to 5.6% on $7 billion, you're going to have some kind of small adjustment on your -- in the company.

Operator

Your next question comes from the line of Bose George from KBW.

Bose T. George
Keefe, Bruyette, & Woods, Inc., Research Division

I had another, an accounting question, as well. The GAAP-to-core reconciliation, there's a line item, the limit on RMBS deal accretion related to call deals. I just wanted to understand what that was.

Nicola Santoro
Chief Financial Officer and Treasurer

Sure. What that is, and you'll also see an adjustment for GAAP as well, is limiting the amount of accretion that we recorded or core earnings that we recorded to the realizable value of the called securities.

Bose T. George
Keefe, Bruyette, & Woods, Inc., Research Division

Okay. Yes, could you just explain what that means in a little more detail?

Nicola Santoro
Chief Financial Officer and Treasurer

Sure. So essentially, what we do for GAAP purposes is when we call a transaction, the GAAP guidance require you to record the accretion of the par amount. And the second step in the transaction is to actually bring that par amount down to a fair market value. And so we're seeing that limited, essentially bringing it back down to the fair market value.

Operator

And your next question comes from the line of Ken Bruce from Bank of America.

Kenneth Bruce
BofA Merrill Lynch, Research Division

My question relates to in terms of your comments around what has to happen to improve the advance balances and overall be able to execute on the call rights. So you got a tremendous amount of value in these 2 buckets. And not to sound skeptical, but your comments around fixing your legacy servicing seems like it's a pretty lofty goal, pretty heavy lifting to start with. And I guess the question is really, what specifically do you think needs to happen in order to see advance balances begin to reduce and get the delinquencies in these legacy pools cleaned up? What do you think -- first of all, do you think that current servicers can do that? And what specifically can NRZ do to accelerate that?

Michael Nierenberg
Chief Executive Officer, President and Director

Thanks. So fixing the legacy mortgage right is a lofty goal. I mean, I'm not going to tell you that it's not. But it's something that we're extremely focused on, and I do think it can happen. While saying that, we love the servicer advance investment. As you look at our 2 servicer partners, where we have exposure to that, advance balances from 6/30 to 9/30 of 2015 dropped from $8.6 billion to $7.6 billion. As we increase our LTVs on our financing, a 1% -- a $1 billion reduction in advance balances releases more equity to NRZ. While saying that, Nationstar, when we first agreed to do the advance deal with them, has taken their advance balances from roughly $5.5 billion to approximately $2 billion. On the other side, Ocwen, we think, has plenty of room to bring those advance balances down. So if you think about a $5.5 billion to $2 billion in the course of roughly a little over 1.5 to 2 years, and as we continue to work closely with Ocwen, we think there's a ton more room for those guys to go where they could -- where we could see advance balances decrease. So we think it could happen, we really do. Plus the other thing is, Ken, is, these loans, I'd point out, are seized [ph] in roughly 10-plus years. Delinquencies will come down over time. Pipelines will get liquidated over time as the regulatory environment eases up and you're able to take -- to liquidate a bunch of these loans. So I think that's going to reduce advance balances as well.

Operator

There are no further questions at this time. I will turn the call back over to Michael Nierenberg for closing remarks.

Michael Nierenberg
Chief Executive Officer, President and Director

Well, thanks, everybody, for the questions and calling in. We look forward to updating you on further progress as we go throughout the course of the year. Have a great day. Thank you. Bye-bye.

Operator

This concludes today's conference call, and you may now disconnect.